Exhibit 4.12

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), effective as of October 8, 2015, among Vanguard Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of Vanguard (the “VNR Issuer”),Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), VNR Finance Corp., a Delaware corporation (“VNR Finance”), Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG”), VNR Holdings, LLC, a Delaware limited liability company (“VNR Holdings”), and Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Encore Clear Fork” and, together with Vanguard, VNR Finance, VNG and VNR Holdings, the “Guaranteeing Parties”), the other Guarantors listed on the signature pages hereof and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
WHEREAS, Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Eagle Rock Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Original Issuers”), have heretofore executed and delivered to the Trustee (i) the Indenture, dated as of May 27, 2011 (the “Original Indenture”), providing for the issuance of the Original Issuers’ 8 3/8% Senior Notes due 2019 (the “Notes”) from time to time in an unlimited aggregate principal amount, (ii) the First Supplemental Indenture (herein so called) to the Original Indenture, dated as of June 28, 2011, adding a Guarantor for the Notes, (iii) the Second Supplemental Indenture (herein so called), dated as of November 19, 2012, adding another Guarantor for the Notes, and (iv) the Third Supplemental Indenture (herein so called), dated as of July 1, 2014, making certain amendments to the Indenture in connection with an exchange offer (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, being herein called the “Indenture”);
WHEREAS, on October 8, 2015, a subsidiary of Vanguard merged with and into the Partnership, with the Partnership continuing as the surviving entity and as a wholly owned subsidiary of Vanguard (the “Eagle Rock Merger”);
WHEREAS, in connection with and following the Eagle Rock Merger on October 8, 2015, (i) Finance Corp. was merged with and into the Partnership, with the Partnership continuing as the surviving entity and (ii) thereafter, the Partnership was merged with and into the VNR Issuer, with the VNR Issuer continuing as the surviving entity (the “Restructuring”);
WHEREAS, as a result of the Eagle Rock Merger and the Restructuring, as a matter of law, the VNR Issuer became (i) the sole Issuer under the Notes and the Indenture and (ii) the primary obligor of all of the Obligations under the Notes and the Indenture;
WHEREAS, the Guaranteeing Parties desire to unconditionally Guarantee all of the VNR Issuer’s Obligations under the Notes and the Indenture;
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Parties shall execute and deliver to the Trustee a supplemental indenture pursuant to which the

Guaranteeing Parties shall unconditionally Guarantee all of the VNR Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
WHEREAS, following the execution of this Supplemental Indenture, each of the Guaranteeing Parties will be a Guarantor of all of the VNR Issuer’s Obligations under the Notes and the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.     AGREEMENT TO GUARANTEE. Each of the Guaranteeing Parties hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.     NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the VNR Issuer or any Guarantor, as such, will have any liability for any obligations of the VNR Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.     NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6. COUNTERPARTS.     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. EFFECT OF HEADINGS.     The Section headings herein are for convenience only and shall not affect the construction hereof.
8.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parties and the VNR Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING PARTIES:
VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

VNR FINANCE CORP.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President

VANGUARD NATURAL GAS, LLC
By: VANGUARD NATURAL RESOURCES, LLC,
its sole manager

By: /s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR HOLDINGS, LLC
By: VANGUARD NATURAL GAS, LLC,
its sole member

By:	VANGUARD NATURAL RESOURCES, LLC,
its sole manager

By: /s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

[Signature Page to Fourth Supplemental Indenture]

ENCORE CLEAR FORK PIPELINE LLC

By:	VANGUARD OPERATING, LLC, its sole manager

By:	VANGUARD NATURAL GAS, LLC, its sole member

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR ISSUER:
VANGUARD OPERATING, LLC

By: VANGUARD NATURAL GAS, LLC,
its sole member

By:	VANGUARD NATURAL RESOURCES, LLC,
its sole manager

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

GUARANTORS:
ESCAMBIA OPERATING CO. LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

[Signature Page to Fourth Supplemental Indenture]

ESCAMBIA ASSET CO. LLC

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By: Eagle Rock Upstream Development Company,           Inc., its general partner

By:     /s/ Scott W. Smith
Name: Scott W. Smith
Title:     President and Chief Executive Officer

[Signature Page to Fourth Supplemental Indenture]

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By: Eagle Rock Upstream Development Company II,           Inc., its general partner

By:     /s/ Scott W. Smith
Name: Scott W. Smith
Title:     President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Scott W. Smith

Name:	Scott W. Smith

Title:	President and Chief Executive Officer

[Signature Page to Fourth Supplemental Indenture]

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Shazia Flores

Name:	Shazia Flores

Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]